UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Canterbury Park Holding Corporation
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CANTERBURY PARK HOLDING CORPORATION
1100 Canterbury Road
Shakopee, Minnesota 55379
(952) 445-7223

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

June 2, 2011

          Notice is hereby given that the Annual Meeting of Shareholders of Canterbury Park Holding Corporation will be held at Canterbury Park, 1100 Canterbury Road, Shakopee, Minnesota 55379, on Thursday, June 2, 2011, beginning at 4:00 p.m., Central Daylight Time, for the following purposes:

1.	To elect six directors to hold office until the 2012 Annual Meeting of Shareholders or until their successors are elected; and

2.	To ratify the appointment of Grant Thornton, LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2011; and

3.	To approve an amendment to the Company’s Stock Plan to permit compensation of non-employee directors through annual discretionary awards of restricted stock and stock options.

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

          The Board of Directors has fixed the close of business on April 7, 2011 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

          All shareholders are cordially invited to attend the Annual Meeting of Shareholders in person. Whether or not you expect to attend, please vote as soon as possible. If your shares are registered in your name, information regarding how you can vote in person, over the Internet or by mail is provided in the “Important Notice Regarding Availability of Proxy Materials” sent to you, and, if you have received a proxy card, it provides information on how to vote your shares. If you hold shares beneficially through a financial institution, please follow the voting instructions it provides. Shareholders who attend the meeting may revoke their proxies and vote in person if they so desire.

By Order of the Board of Directors,

David C. Hansen
Secretary
Shakopee, Minnesota
April 20, 2011

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS:

Copies of this Notice, the Proxy Statement following this Notice and our Annual Report to Shareholders, which includes the Company’s Annual Report on Form 10-K for its 2010 fiscal year, are available at: http://www.canterburypark.com/AboutCanterbury/InvestorRelations/tabid/166/Default.aspx

CANTERBURY PARK HOLDING CORPORATION

PROXY STATEMENT

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CANTERBURY PARK HOLDING CORPORATION

PROXY STATEMENT

GENERAL INFORMATION

Information Regarding the Annual Meeting

          This Proxy Statement is furnished to the shareholders of Canterbury Park Holding Corporation (the “Company,” “CPHC” or “we”) in connection with the solicitation of proxies by CPHC’s Board of Directors to be voted at the Annual Meeting of Shareholders to be held at Canterbury Park, 1100 Canterbury Road, Shakopee, Minnesota 55379, on Thursday, June 2, 2011, beginning at 4:00 p.m., Central Daylight Time, or at any adjournments or postponement thereof. The cost of this solicitation will be paid by us. In addition to solicitation by mail, our officers, our directors and our employees may solicit proxies by telephone, email or in person. We may also request banks and brokers to solicit their customers who have a beneficial interest in our common stock registered in the names of nominees and will reimburse these banks and brokers for their reasonable out-of-pocket expenses.

Solicitation and Revocation of Proxies

          A proxy may be revoked at any time before it is voted by submitting a new proxy properly signed and dated later than any prior proxy or by attending the Annual Meeting in person and completing a ballot at the Meeting. If not revoked, the shares represented by a valid proxy will be voted by the persons designated as proxies in accordance with the specifications indicated on the proxy. If not specified, the designated proxies will vote the shares “FOR” each of the director nominees’ named in Proposal One. In the event any other matters properly come before the meeting and require a vote of shareholders, the persons named as proxies will vote in accordance with their judgment on these matters. Our corporate offices are located at 1100 Canterbury Road, Shakopee, Minnesota 55379, and our telephone number is (952) 445-7223. Distribution of this Proxy Statement to our shareholders over the Internet and by mail commenced on or about April 21, 2011.

Voting Securities and Record Date

          Only shareholders of record at the close of business on April 7, 2011 will be entitled to vote at the meeting. As of that date, the Company had outstanding 4,071,531 shares of $0.01 par value common stock. Each share of common stock is entitled to one vote. Cumulative voting in the election of directors is not permitted. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business.

          Under Minnesota law and the Company’s Articles of Incorporation and Bylaws, if a quorum exists at the meeting, the affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked “Withhold authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, but will be counted for purposes of determining whether there is a quorum.

          For any other item that may come before the meeting, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. If the shares present and entitled to vote on any particular item of business would not constitute a quorum for the transaction of business at the meeting, however, then that item must be approved by holders of a majority of the minimum number of shares that would constitute a quorum. A properly executed proxy marked “Abstain” with respect to any such matter will not be voted, but will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

          For shares held in “street name” through a broker or other nominee, the broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if a shareholder does not give that shareholder’s broker or nominee specific instructions, the shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval, but will be counted as present for the purpose of determining the presence of a quorum.

CORPORATE GOVERNANCE AND BOARD MATTERS

General

          Our Board of Directors is committed to sound and effective corporate governance practices. Our policies are in compliance with the rules of the Securities and Exchange Commission (“SEC”) and listing standards of the NASDAQ Stock Exchange (“NASDAQ”). We also periodically review our governance policies and practices in comparison to those suggested by authorities in corporate governance and the practices of other public companies.

          You can access the charters of our Audit Committee and our Compensation Committee, our Code of Conduct and our Corporate Governance Guidelines in the Investor Relations section of our website at www.canterburypark.com or by writing to the Investor Relations Department at: Canterbury Park Holding Corporation, 1100 Canterbury Road, Shakopee, Minnesota 55379, or by emailing our Investor Relations Department at investorrelations@canterburypark.com.

Director Independence

          The Board of Directors has adopted director independence guidelines that are consistent with the definitions of “independence” set forth in NASDAQ’s listing standards. In accordance with these guidelines, the Board of Directors has reviewed and considered facts and circumstances relevant to the independence of each of our directors and director nominees and has determined that, each of the following directors qualifies as “independent” under NASDAQ listing standards: Patrick R. Cruzen, Burton F. Dahlberg, Carin J. Offerman, and Dale H. Schenian. Our directors Curtis A. Sampson and Randall D. Sampson are not independent under NASDAQ listing standards. Randall D. Sampson does not qualify as independent because he is our President, Chief Executive Officer and General Manager. Curtis A. Sampson does not qualify as independent under the NASDAQ listing standards because he is an immediate family member (father) of Randall D. Sampson.

Board Committees and Committee Independence

          Board Committees. Our Board of Directors has established three committees; an Audit Committee, a Compensation Committee, and a Strategic Planning Committee. The composition and function of each of these committees are set forth below.

          Audit Committee. The Audit Committee is responsible for the engagement, retention and replacement of the independent auditors, approval of transactions between us and a director or executive officer unrelated to service as a director or officer, approval of non-audit services provided by our independent registered public accounting firm, oversight of our accounting, financial reporting and internal controls and the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters. Grant Thornton LLP, our independent registered public accounting firm, reports directly to the Audit Committee. The Audit Committee operates under a formal charter, which was most recently amended on June 5, 2008. The current members of the Audit Committee are Patrick R. Cruzen (Chair), Burton F. Dahlberg and Carin J. Offerman, each of whom is independent under Rule 10A-3 of the Exchange Act and NASDAQ listing standards. Further, the Board of Directors determined that Mr. Cruzen meets the Securities and Exchange Commission definition of an “audit committee financial expert.” As required by its charter, all of the members of the Audit Committee meet the NASDAQ requirements regarding financial literacy and financial sophistication. The Audit Committee met four times during 2010. The report of the Audit Committee is found on page 14.

          Compensation Committee. The Compensation Committee provides oversight of our overall compensation strategy, reviews and recommends to the Board of Directors the compensation of our Chief Executive Officer and the other executive officers administers our equity based compensation plans and oversees our 401(k) Plan and similar employee benefit plans. The Compensation Committee operates under a charter that was last amended in June 2008. The current members of the Compensation Committee are Dale H. Schenian (Chair), Patrick R. Cruzen and Carin J. Offerman, each of whom is independent under NASDAQ listing standards. The charter of the Compensation Committee also requires members to meet the independence requirements of the Securities and Exchange Commission. The Compensation Committee did not formally meet during 2010 but held several informal telephone conferences.

          Strategic Planning Committee. The Strategic Planning Committee was established to consider and investigate available options and alternatives in regard to the use and development of unused and underutilized portions of the property owned by the Company in Shakopee, Minnesota. The current members of the Strategic Planning Committee are Burton F. Dahlberg (Chair), Patrick R. Cruzen and Dale H. Schenian. The Strategic Planning Committee did not formally meet during 2010 but held several informal telephone conferences.

Meeting Attendance

          Our Board of Directors meets regularly during the year to review matters affecting CPHC and to act on matters requiring Board approval. The Board formally met five times during 2010, and at each meeting held an executive session without the presence of non-independent directors and management. The Board also held several informal telephone conferences.

          Each of our directors is expected to make a reasonable effort to attend all meetings of the Board, applicable committee meetings and our annual meeting of shareholders. Each of the directors attended at least 75% of the meetings of the Board and committees on which they served during 2010. In addition, all of the directors attended CPHC’s 2010 Annual Meeting of Shareholders.

Selecting Nominees for Election to the Board

          The independent members of our Board of Directors are responsible for recommending who will be presented as the Board’s nominees for election at our annual shareholder meetings. In selecting the nominees, the Board reviews the composition of the full Board to determine the qualifications and areas of expertise needed for effective governance. The Board does not have a formal policy with regard to diversity. Nevertheless in proposing nominees, in addition to minimum requirements of integrity, ability to make independent analytical inquiries, ownership of or commitment to purchase our common stock, and a willingness to devote adequate time and effort to Board responsibilities, the Board seeks to have a board that reflects diversity in relevant business experience, education, skills, business relationships and associations, and personal background, as well as other factors that will contribute to Board oversight of management of the Company.

Nominations by Shareholders

          Although we have never received a submission in the past, the Board of Directors will consider qualified candidates for director that are submitted by our shareholders. Shareholders can submit qualified candidates, together with appropriate biographical information, to the Board of Directors at: Canterbury Park Holding Corporation, 1100 Canterbury Road, Shakopee, Minnesota 55379, Attention: Chief Executive Officer. Any shareholder desiring to submit a director candidate for consideration at our 2012 Annual Meeting must ensure that the submission is received by us no later than December 30, 2011 in order to provide adequate time for the Board to properly consider the candidate.

Code of Conduct

          We have adopted a Code of Conduct (the “Code”) applicable to all of our officers, directors, employees and consultants that specifies guidelines for professional and ethical conduct in the workplace. The Code also incorporates a special set of guidelines applicable to our senior financial officers, including the chief executive officer, chief financial officer and others involved in the preparation of the our financial reports, that are intended to promote the ethical handling of conflicts of interest, full and fair disclosure in periodic reports filed by us and compliance with laws, rules and regulations concerning this periodic reporting.

Contacting the Board of Directors

          Any shareholder who desires to contact our Board of Directors may do so by writing to the Board of Directors, generally, or to an individual director at: Canterbury Park Holding Corporation, 1100 Canterbury Road, Shakopee, Minnesota 55379. Communications received electronically or in writing are distributed to the full Board of Directors, a committee or an individual director, as appropriate, depending on the facts and circumstances described in the communication received. For example, a complaint regarding accounting, internal accounting controls or auditing matters will be forwarded to the Chair of the Audit Committee for review. Complaints and other communications may be submitted on a confidential or anonymous basis.

Board Leadership

          The Board does not have a formal policy regarding the separation of the roles of Chief Executive Officer and Chair of the Board, although currently the two positions are separated. Both the Chair and Vice Chair, who together own approximately 34% of the Company’s stock, are actively engaged in providing leadership at the Board level in regard to matters considered by the Board and in regard to establishing Board priorities.

Board’s Role in Managing Risk

          In general, management is responsible for the day-to-day management of the risks the Company faces, while the Board, acting as a whole and through the Audit Committee, has responsibility for oversight of risk management. Senior management attends the regular meetings of the Board and is available to address questions and concerns raised by the Board related to risk management, and our Board regularly discusses with management identified major risk exposures, their potential financial impact on the Company and steps that can be taken to manage these risks.

          The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements. The Audit Committee reviews the Company’s financial statements and meets with the Company’s independent auditors at regularly scheduled meetings of the Audit Committee to receive reports on the independent auditors’ review of the Company’s financial statements.

Director Compensation

          Compensation information paid to non-employee directors of the Company is set forth under the caption “Director Compensation” on page 11.

PROPOSAL 1

ELECTION OF DIRECTORS

          The independent members of the Board of Directors have nominated and recommend for election as our directors the six persons named below, each of whom is a current director of CPHC. The Board of Directors believes that each nominee named below will be able to serve, but should a nominee be unable to serve as a director, the persons named in the proxies have advised us that they would vote for the election of such substitute nominee as the independent members of the Board of Directors may propose.

          Information regarding the experience, qualifications and other attributes that qualify each of the nominees to serve on the Company’s Board is set forth below. In addition, information as to their respective ownership of Company common stock is set forth in the section of this proxy statement below that is captioned under “Security Ownership of Certain Beneficial Owners and Management.”

          PATRICK R. CRUZEN, age 64, has been a director since 2002. From 1996 to present, he has been a consultant for and provided executive recruiting services to the gaming, gaming supply and lottery industries. From 1994 to 1996, he was President and Chief Operating Officer of Grand Casinos, Inc., then a Minnesota public company engaged in owning and managing casinos, and from 1990 to 1994 he was Senior Vice President of Finance and Administration of MGM Grand, Las Vegas, Nevada. During the preceding 18 years, Mr. Cruzen was President or served as senior financial or administrative officer for several casinos operating in Las Vegas. Mr. Cruzen is currently a director of Majestic Star Casino, LLC and previously served on the board of several public companies in gaming and gaming-related industries, including serving on the board of Cash Systems Inc. from 2004 to 2008. Mr. Cruzen gained his CPA certification in 1972 and is the designated financial expert of the Company’s Audit Committee. Mr. Cruzen provides a vital perspective to the Board in discharging its governance responsibilities due to his background as a seasoned manager of casino operations, as a consultant to the gaming industry, and as an executive with a deep understanding of accounting and finance matters.

          BURTON F. DAHLBERG, age 78, has been a director of the Company since 2004. Since 2003 he has been an independent commercial real estate consultant. From 1987 to 2002, Mr. Dahlberg was President and Chief Operating Officer of Kraus-Anderson Inc., a national firm engaged in commercial real estate development, construction, building management, finance and insurance brokerage services. From 1968 to 1987, Mr. Dahlberg held other, successively more responsible executive positions with Kraus-Anderson Inc. or one of its subsidiaries. In addition, from 1985 to 2005, Mr. Dahlberg was an owner and breeder of thoroughbred race horses and was licensed to race thoroughbreds in Minnesota, Alabama, Florida, Illinois, Indiana, Iowa, Kansas, Kentucky, and Texas. Mr. Dahlberg also served on the board of the Minnesota Thoroughbred Association from 1988 to 1993, was its Vice President in 1989 and its President during 1990 and 1991. Mr. Dahlberg’s knowledge and experience gained from a 35-year career in commercial real estate construction, management and finance is extremely valuable to the Board’s understanding and governance of the Company’s maintenance and improvement of its facilities, as well as the Company’s assessment and pursuit of opportunities for developing its unused and underutilized land.

          CARIN J. OFFERMAN, age 62, has been a director of the Company since 1994. Ms. Offerman is currently engaged in private investment activities and is a principal in Puppy Good Start which provides dog training services. From 1997 to 2000, Ms. Offerman was the President of Offerman & Company, a regional investment banking and retail broker-dealer firm, and from 1990 to 1997 was its Executive Vice President. Prior to 1990, Ms. Offerman served in various capacities with Offerman & Company for the preceding six years, including as registered representative and sales retail manager. Ms. Offerman was a member of the board of the Minnesota Thoroughbred Association from 1993 to 1996 and served as its President in 1993 and 1994. Ms. Offerman has been an owner and breeder of both show horses and thoroughbreds, and she has been or is currently licensed as a horse owner in Minnesota, Iowa and Nebraska. Since 1991 she has been a member of the Minnesota Racing Commission’s Breeders Fund Advisory Board and its Chair since 2003. As a member of the Company’s Board of Directors, Ms. Offerman brings a unique blend of entrepreneurial experience, knowledge and experience in investment banking and finance, and a deep understanding of the horse industry.

          MR. CURTIS A. SAMPSON, age 77, co-founded the Company in 1994 and has been a director and Chair of its Board since the Company was incorporated. He is also the Chair of the Board of Communications Systems, Inc., a public company principally engaged in manufacturing and selling products for the telecommunications and data communications industries. Mr. Sampson was the Chief Executive Officer of Communications Systems, Inc. from 1969 to June 2007 when he retired from full time executive responsibilities. Mr. Sampson is also a director of Solix, a process outsourcing firm focusing on government and commercial markets, a trustee of Viterbo University in LaCrosse, Wisconsin, and a member of the Emeritus Board of Advisors of the University of Minnesota’s Carlson School of Business. Over the course of his career, in addition to service on three other public company boards, Mr. Sampson has also served on other non-profit boards, telephone industry association boards, private company boards and the following public company boards: Nature Vision, Inc. (2001 to 2009) and Hector Communicating Corporation (1990 to 2006). Mr. Sampson is the owner of Sampson Farms, a breeder of thoroughbred horses based in Hector, Minnesota and he is currently, or has been in the past, licensed as a horse owner in Florida, Illinois, Kentucky, Minnesota, Nebraska and Oklahoma. The distinctive perspective Mr. C.A. Sampson brings to the board is his extensive and wide ranging knowledge and experience in business, management and corporate finance gained over more than 40 years leading sizable enterprises, his knowledge of the thoroughbred horse racing industry and, as the Company’s largest shareholder, one that has a substantial stake in the Board’s efforts to build shareholder value.

          RANDALL D. SAMPSON, age 53, co-founded the Company with his father and director Dale Schenian in 1994 and has served as its President and Chief Executive Officer and on the Company’s Board of Directors since inception. After graduating from college with a degree in accounting, Mr. Sampson worked for five years in the audit department of Deloitte & Touche where he earned his CPA certification. He subsequently gained experience as a controller of a private company and, thereafter, served as a Chief Financial Officer of a public company before becoming one of the three co-founders of Canterbury Park Holding Corporation in 1994. From 1987 to 1994, R.D. Sampson also managed Sampson Farms, a breeder of thoroughbred horses located in Hector, Minnesota that is owned by his father, C.A. Sampson, the company’s Board Chair. Prior to assuming the role of CEO, Mr. Sampson was licensed as a horse owner in Illinois, Iowa, Nebraska and Minnesota and active in the horse industry associations, serving on the Board of the Minnesota Thoroughbred Association from 1990 to 1993, as its Treasurer in 1991 and 1993 and as its President in 1992. Mr. Sampson has also served as a member of the Minnesota Racing Commission’s Breeders Fund Advisory Board. As the Company’s Chief Executive Officer, Mr. Sampson brings to the Board an in-depth understanding of the Company’s personnel, operations, financial results performance, financial position, challenges and opportunities.

          DALE H. SCHENIAN, age 69, co-founded the Company and has been a director since its incorporation in 1994. Mr. Schenian currently serves as the Chair of the Board of City Auto Glass Companies, a company he founded in 1990. From 1990 to 2004, Mr. Schenian was its President and Chief Executive Officer, and under his leadership, City Auto Glass grew from a start-up status to an enterprise with facilities in more than 20 locations in Minnesota, western Wisconsin and northern Iowa. For approximately 30 years preceding launching City Auto Glass, Mr. Schenian either owned or worked for other companies in the highly competitive auto glass industry. In addition to other leadership roles in other business and community organizations, Mr. Schenian served on the board of Bremer Bank from 1984 to 2009. Mr. Schenian, from 1985 to present, has also been an owner and breeder of thoroughbred race horses licensed in Minnesota, Illinois, Texas, Kansas, Oklahoma, Kentucky, Iowa and Nebraska. Mr. Schenian’s perspective is that of one whose career has been dedicated to building businesses in a highly competitive service industry, who has a high degree of knowledge about the horse racing industry and, as one of the Company’s largest shareholders, who has a significant stake in the Board’s efforts to build shareholder value.

Vote Required

          The affirmative vote of a majority of the outstanding shares of the Company’s Common Stock voting at the meeting in person or by proxy is required for the election of each director.

Board Voting Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” EACH OF THE NOMINEES LISTED ABOVE

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth, based upon information available as of April 7, 2011, the beneficial ownership of shares of our common stock (i) by each person known by us to own of record or beneficially five percent or more of our common stock, (ii) by the Named Executive Officers listed in the Summary Compensation Table below, and (iii) by all of our current executive officers and directors as a group. Information regarding the beneficial ownership of our directors and director nominees can be found beginning on page 5 under “Election of Directors.” Unless otherwise indicated, the persons listed below may be contacted by mail at 1100 Canterbury Road, Shakopee, Minnesota 55379.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)(2)		Percent of Class (1)(2)
Curtis A. Sampson	887,700	(3)	22.5%

Gabelli Asset Management, Inc. One Corporate Center Rye, New York 10580-1435	569,369	(4)	14.0%

Dale H. Schenian	497,548	(5)	12.9%

Randall D. Sampson †	327,445	(6)(8)	8.8%

John L. Morgan 605 Highway 169 N., Suite 400 Minneapolis, MN 55441	243,133	(7)	6.0%

Carin J. Offerman	91,750		3.0%

David C. Hansen†	61,483	(8)	1.9%

Michael J. Garin†	61,058		1.8%

Patrick R. Cruzen	28,500		1.4%

Burton F. Dahlberg	26,304		1.1%

All current directors and executive officers as a group (9 persons)	1,998,411	(8)	54.2%

†	Named Executive Officer.

(1)

Shares not outstanding but deemed beneficially owned by virtue of the right of a person or group to acquire them within 60 days of April 7, 2011 are treated as outstanding only when determining the amount and percent owned by that person or group.

(2)

Includes the following number of shares that could be purchased upon exercise of stock options exercisable within sixty days of April 7, 2011: Mr. C. Sampson, 29,000 shares; Mr. Schenian, 29,000 shares; Mr. R. Sampson, 31,250 shares; Ms. Offerman, 29,000 shares; Mr. Garin, 13,125 shares; Mr. Cruzen, 26,500 shares; Mr. Dahlberg, 20,500 shares; Mr. Hansen, 17,500 shares; and all director and officers as a group, 209,000 shares.

(3)	Includes 11,300 shares held by Mr. C. Sampson’s spouse as to which beneficial ownership is disclaimed.
(4)	Based upon a Schedule 13D filed by Gabelli Asset Management, Inc. on October 26, 2010 which covers shares owned by Gabelli Funds, GAMCO, MJG Associates, and Teton Advisors.
(5)	Includes 33,000 shares held by Mr. Schenian’s spouse as to which beneficial ownership is disclaimed.
(6)	Includes 25,700 shares held by Mr. R. Sampson’s children.
(7)	Based upon a Schedule 13D filed by John L. Morgan on June 7, 2010.
(8)

Includes 36,355 shares held by the Company’s Employee Stock Ownership Plan and Trust, with respect to which Mr. R. Sampson and Mr. Hansen serve as trustees, but as to which beneficial ownership is disclaimed by such executive officers.

EXECUTIVE COMPENSATION

Role of the Compensation Committee in the Compensation Process

The Compensation Committee has the following duties and responsibilities:

•	review, approve and oversee our overall compensation strategy;
•

review and approve the compensation and other terms of employment of our Chief Executive Officer and our other executive officers, and recommend to the entire Board the compensation and the other terms of employment of these officers;

•

make recommendations to the Board regarding the amount of directors’ fees and other compensation for Board members, including retainer, Board meeting, committee and committee chair fees and stock option grants or awards;

•

administer our incentive-based or equity-based compensation plans and periodically consider and recommend changes in existing plans or the adoption of other or additional equity-based compensation plans; and

•

provide oversight for our 401(k) Plan and Employee Stock Ownership Plan, and any similar plans, including matters such as available investment options, performance, participation, administration, and review and approve generally the cost and scope of our other employee benefit plans.

          Under its charter, the Committee has the authority to engage the services of outside advisors, experts and others to assist it in performing its duties. The Committee did not, however, engage an individual or firm to provide any of these services in 2010 or 2009. The Compensation Committee also reviews surveys, reports and other market data against which it measures the competitiveness of our compensation program.

          In discharging its responsibilities, the Compensation Committee solicits certain information and advice from Randall D. Sampson, our President and Chief Executive Officer, and from our Chief Financial Officer, David C. Hansen. These officers participate in the deliberations of the Compensation Committee regarding compensation of other employees, including providing information regarding salary history, historical bonus practices and related financial data, the responsibilities and performance of employees and recommendations regarding the appropriate levels of compensation, but do not take part in deliberations regarding their own compensation.

Objectives of our Compensation Programs

          It is the objective of the Compensation Committee to provide competitive levels of compensation that will attract, motivate and retain executives with superior leadership and management abilities and to provide incentives to executive officers so that we may achieve superior financial performance and to structure the forms of compensation paid to align the interests of our executive officers with those of CPHC. With these objectives in mind, it has been our practice to provide a mix of base salary, bonus compensation, equity-based compensation and retirement compensation. The Compensation Committee has historically set base salary at more than 50% of the total value of executive officer compensation, with cash bonus, the value of long-term equity compensation and retirement compensation comprising the remainder. The Compensation Committee believes that these forms of compensation provide an appropriate combination of fixed and variable pay and incentives for short-term operational performance balanced with incentives to achieve long-term stock price performance.

Information about our Compensation Programs

          As discussed above, our compensation of executives consists of base salary, bonus compensation, equity-based compensation and retirement compensation.

          Base Salary. Base salaries of our executive officers are generally established by reference to base salaries paid to executives in similar positions with similar responsibilities. Base salaries are reviewed annually and adjustments, if any, are usually made in March of each year based primarily on individual and Company performance during the immediately preceding fiscal year. Consideration is given by the Compensation Committee to both measurable financial performance, and subjective judgments by the Compensation Committee based on factors such as development and execution of strategic plans, changes in areas of responsibility, the development and management of employees and participation in industry, regulatory or political initiatives beneficial to our business. The Compensation Committee does not, however, assign specific weights to these various quantitative and qualitative factors in reaching its decisions. In March of 2009, the Compensation Committee and the Board of Directors instituted a salary and wage freeze for all employees in the Company, including for each of the executive officers. This salary and wage freeze was in effect through December 31, 2010.

          Bonus Compensation. Cash bonuses are intended to provide supervisory employees, including executive officers, with an opportunity to receive additional cash compensation, but only if they earn it through individual performance and CPHC’s financial performance. After our year-end results are available, the Compensation Committee determines the amount of executive officers’ bonuses at its discretion, after receiving information from the Chief Financial Officer and the Chief Executive Officer regarding CPHC financial performance and reviews of individual performance. The amount of the bonus is based on our financial performance, as well as the Compensation Committee’s assessment of individual performance in the executives’ area of responsibility based on objective and subjective factors. Bonuses are not granted pursuant to a plan, are purely discretionary and the practice of granting bonuses may be changed, suspended or terminated at any time. In October 2008, the Company announced that it had suspended its management bonus program. No bonuses were awarded in 2010 or 2009.

          Equity Based Compensation. The Company provides long-term incentive compensation through grants of restricted stock and stock options to executive officers and key employees under the shareholder-approved 1994 Stock Plan (the “Plan”). In 2006, the Company granted shares of restricted stock to executive officers and key employees other than the Company’s CEO and CFO. With respect to the CEO and CFO, the Committee granted both restricted stock and options. In 2009, the Committee granted stock options to purchase 32,500 shares of common stock to the three executive officers named in the Summary Compensation table below, which represented 32.5% of the total options granted to all officers and key employees in 2009. In 2010, Committee granted stock options to purchase 32,500 shares of common stock to the three executive officers named in the Summary Compensation table below, which represented 37.8% of the total options granted to all officers and key employees.

          Retirement Plans. The Company has established an Employee Stock Ownership Plan and Trust (ESOP) and Savings Plan and Trust (401(k) Plan). From 2004 to 2007, the Company contributed shares of its common stock to the ESOP which were allocated pro rata to all employees, other than the Named Executive Officers, based on their respective compensation. The Company did not make a contribution to the ESOP in 2009 or 2010. The Named Executive Officers participate in the 401(k) Plan on the same basis as all other employees of the Company. Through 2008, for those employees that had been with the Company 1-5 years, the Company matched 25% of each employee’s contribution to the 401(k) Plan up to the first 6% the employee contributed as a percentage of his or her compensation; and, for those employees that had been with the Company 6 or more years, the Company matched 50% of each employee’s contribution to the 401(k) Plan up to the first 6% the employee contributed as a percentage of his or her compensation. In January 2009, as part of an expense reduction effort, the Company suspended its employer contributions to the 401(k) Plan for fiscal 2009. This suspension was in effect through December 31, 2010.

Summary Compensation Table

          The following table shows information concerning compensation earned for services in all capacities during 2010, 2009, and 2008 for (i) Randall D. Sampson, who was our Chief Executive Officer in 2010, 2009, and 2008; and (ii) the two next most highly compensated executive officers of our Company whose total compensation was at least $100,000 in 2010 (together referred to as our “Named Executive Officers”).

Name and Position	Year	Salary ($)	Option Awards ($) (1)	All Other Compensation ($)	Total ($)
Randall D. Sampson	2010	$208,100	$56,850	$3,166	$268,116
President and Chief	2009	208,100	16,050	1,150	225,300
Executive Officer	2008	207,923	—	5,209	213,132
David C. Hansen	2010	151,598	37,900	3,166	192,664
Vice President of Finance,	2009	151,598	10,700	1,525	163,823
Chief Financial Officer	2008	150,744	—	6,605	157,349
Michael J. Garin	2010	112,857	28,425	2,733	144,015
Vice President of Non-	2009	104,570	8,025	59	112,654
Gaming Operations	2008	101,908	—	3,596	105,504

(1)

Represents options to purchase common stock granted in 2010 and 2009 that vest ratably over three years and six months and expire ten years from the date of grant. The values expressed represent the aggregate grant date fair value for these option awards as determined pursuant to Accounting Standards Codification 718, Compensation – Stock Compensation (“ASC 718”), utilizing the assumptions discussed in Note 1, “Summary of Accounting Policies,” in the notes to consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010.

Employment Arrangements with Named Executive Officers and Post-Employment Compensation

          We do not have any employment agreements with any of our executive officers, each of whom serves “at will.” Additionally, we do not have any contract, agreement, plan or arrangement, whether written or unwritten, that provides for payments to the Named Executive Officer at, following, or in connection with any termination or change-in-control.

Other Compensation

          The Company does not pay its executive officers compensation other than as described above. In particular the Company does not provide for personal benefits or perquisites (“perks”) as a significant element of compensation of the Named Executive Officers, in particular, or employees of the Company generally.

Outstanding Equity Awards at Fiscal Year-End

          The following table sets forth certain information concerning equity awards outstanding to the Named Executive Officers at December 31, 2010.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date (6)
Randall D. Sampson	10,000 (1)		$6.63	04/04/2011
	10,000 (2)		$14.55	02/09/2016
	7,500 (4)	7,500(4)	$6.00	04/23/2019
	3,750 (5)	11,250(5)	$8.28	02/25/2020
David C. Hansen	5,000 (3)		$7.03	08/08/2011
	5,000 (2)		$14.55	02/09/2016
	5,000 (4)	5,000(4)	$6.00	04/23/2019
	2,500 (5)	7,500(5)	$8.28	02/25/2020
Michael J. Garin	7,500 (1)		$6.63	04/04/2011
	3,750 (4)	3,750(4)	$6.00	04/23/2019
	1,875(5)	5,625(5)	$8.28	02/25/2020

(1)	Represents options that were granted on April 4, 2001 that vest ratably over one year and expire ten years from the date of grant.
(2)	Represents options that were granted on February 9, 2006 that vest ratably over four years and expire ten years from the date of grant.
(3)	Represents options that were granted on August 8, 2001 that vest ratably over one year and expire ten years from the date of grant.
(4)	Represents options that were granted on April 23, 2009 that vest ratably over three years and six months and expire ten years from the date of grant.
(5)	Represents options that were granted on February 25, 2010 that vest ratably over three years and six months and expire ten years from the date of grant.
(6)	The expiration date of each option is ten years from the date of grant.

DIRECTOR COMPENSATION

          Each non-employee member of the Board of Directors is currently paid a monthly fee of $1,200 plus $1,000 for each Board or Board Committee meeting attended. In addition, Messrs. Sampson and Schenian receive monthly payments of $2,500 and $1,675, respectively, for their service as Chair and Vice Chair of the Board.

          Under our 1994 Stock Plan, upon their election to the Board, each non-employee director receives an option to purchase 2,500 shares of our common stock. In addition, on the first business day in February each year, each non-employee director also receives an option to purchase 3,000 shares of our common stock. All these options granted to non-employee directors vest six months from the date granted and are exercisable over a ten-year period. The purchase price of the shares of common stock subject to these options is the fair market value as determined under provisions of the 1994 Stock Plan.

          Randall D. Sampson, our President, Chief Executive Officer and General Manager, receives no additional compensation for his service on the Board.

       The following table shows for 2010, the cash and other compensation paid by us to each non-employee member of our Board of directors:

Name	Fees Earned or Paid in Cash ($) (1)	Option Awards ($) (2)	All Other Compensation ($)	Total ($)
Curtis A. Sampson	$47,000	$9,090	—	$56,090
Dale H. Schenian	37,100	9,090	—	46,190
Patrick R. Cruzen	23,400	9,090	—	32,490
Burton F. Dahlberg	23,400	9,090	12,000 (3)	44,490
Carin J. Offerman	23,400	9,090	12,000 (4)	44,490

(1)	Represents cash retainer and meeting fees for 2010 as described above.

(2)

Represents options to purchase common stock granted on February 1, 2010 that vested 100% on August 1, 2010 and expire ten years from the date of grant. The values expressed represent the aggregate grant date fair value for these fiscal 2010 option awards as determined pursuant to Accounting Standards Codification 718, Compensation – Stock Compensation (“ASC 718”), utilizing the assumptions discussed in Note 1, “Summary of Accounting Policies,” in the notes to consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010.

(3)	Represents cash compensation paid in 2010 in consideration for Mr. Dahlberg’s additional responsibilities as a director for service as Chair of the Strategic Planning Committee.

(4)

Represents cash compensation paid in 2010 in consideration for Ms. Offerman’s additional responsibilities as a director in support of the Company’s efforts to obtain legislative approval of additional gaming authority.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

          Since the beginning of 2010, we have not entered into any transaction, and there are no currently proposed transactions, in which we were or are to be a participant and in which any related person had or will have a direct or indirect material interest.

          The charter of our Audit Committee provides that the Audit Committee is responsible for reviewing, approving and providing oversight in regard to related party transactions. Our Code of Conduct also prohibits our employees, including our executive officers, and our directors from engaging in conflict of interest transactions, certain of which may be also be transactions in which we and a related person has or will have a direct or indirect material interest. By its charter, the Audit Committee is empowered to periodically review the Code of Conduct, as well as any other programs established to monitor compliance with any CPHC codes of conduct or business ethics policies established in the future.

          While we do not have a written policy regarding the standards to be applied by our Audit Committee in reviewing conflict of interest transactions, the provisions of Minnesota law provide for a procedure to be applied to such transactions which focuses on full disclosure of all of the material facts of the transaction to us, approval of the transaction by disinterested directors, and a showing that the transaction was fair and reasonable to us at the time it was authorized, approved, or ratified. We believe the Audit Committee would apply these same standards to any potential transaction in which we are to be a participant and in which any related person had or will have a director or indirect material interest.

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          Grant Thornton, LLP has been the Company’s independent registered public accounting firm since August 31, 2009. The Board of Directors, upon recommendation of the Audit Committee, is requesting shareholder ratification of the appointment of Grant Thornton, LLP to serve as the independent registered public accounting firm for the Company for the current fiscal year ending December 31, 2011. A representative of Grant Thornton, LLP is expected to be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement and will be available to respond to appropriate questions.

Fees Billed and Paid to Independent Registered Public Accounting Firms

          The table below provides a summary of fees paid to Grant Thornton, LLP for professional services rendered for the two fiscal years ended December 31, 2010. In addition, the table provides a summary of fees paid to the Company’s former accounting firm, Deloitte & Touche LLP, for its service during the eight months ended August 31, 2009. See “Further Information Regarding Current and Former Auditors” below.

	2010		2009

	Grant Thornton, LLP	Grant Thornton, LLP	Deloitte & Touche LLP
Fee Category
Audit Fees	$105,000	$90,000	$36,000
Audit-Related Fees	—	—	—
Tax Fees	—	—	—
All Other Fees	—	—	—
Total Fees	$105,000	$90,000	$36,000

          Audit Fees. This category consists of fees billed for professional services rendered for the audit of our annual financial statements and review of financial statements included in our quarterly reports.

          Audit-Related Fees. This category consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not otherwise reported under “Audit Fees.” The Company paid no audit-related fees to Grant Thornton, LLP or Deloitte & Touche LLP in 2010 or 2009.

          Tax Fees. This category consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance and acquisitions. The Company paid no tax fees to Grant Thornton, LLP or Deloitte & Touche LLP in 2010 or 2009.

          All Other Fees. This category consists of all fees paid to the independent registered public accounting firm for matters than the three listed above. The Company paid no other fees to Grant Thornton, LLP or Deloitte & Touche LLP in 2010 or 2009.

Audit Committee Pre-approval Policies and Procedures

          In addition to approving the engagement of the independent registered public accounting firm to audit our consolidated financial statements, it is the policy of the Audit Committee to approve all uses of that firm for non-audit services prior to any engagement. To minimize relationships that could appear to impair the objectivity of the independent registered public accounting firm, it is the policy of the Audit Committee to restrict the non-audit services that may be provided to us by our independent registered public accounting firm to services that clearly would not compromise the independence of the firm.

Further Information Regarding Current and Former Auditors

          Effective August 31, 2009, the Board of Directors of the Company terminated the engagement of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm. Concurrently, the Company appointed Grant to serve as the Company’s independent registered public accounting firm for the remainder of the 2009 fiscal year. The decision to change independent registered public accounting firms was recommended by the Company’s Audit Committee.

          During the year ended December 31, 2008 and the interim periods between December 31, 2008 and August 31, 2009, there were no disagreements between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure that, if not resolved to Deloitte’s satisfaction, would have caused Deloitte to make reference to the subject matter of the disagreement in connection with its report for these years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

          Further, during the year ended December 31, 2009, prior the engagement of Grant, neither the Company nor anyone acting on its behalf consulted Grant with respect to any of the following: (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company’s consolidated financial statements, (iii) any matter that was the subject of a disagreement with Deloitte or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Vote Required

          The affirmative vote of a majority of the outstanding shares of the Company’s Common Stock voting at the meeting in person or by proxy is required for approval of the ratification of the appointment of Grant Thornton, LLP.

Board Voting Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR 2011 FISCAL YEAR

AUDIT COMMITTEE REPORT

          The Audit Committee of the Board of Directors, consisting of Patrick Cruzen (Chair), Burton Dahlberg and Carin Offerman, held four meetings during fiscal year 2010 with management and our independent registered public accounting firm. These meetings were designed to facilitate and encourage private communication between the Audit Committee and our independent registered public accounting firm.

          The Audit Committee reviewed and discussed the audited financial statements with management and Grant Thornton, LLP. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The discussions with Grant Thornton, LLP also included the matters required to be discussed by the applicable Auditing Standards as periodically amended (including significant accounting policies, alternative accounting treatments and estimates, judgments and uncertainties).

          Grant Thornton, LLC also provided to the Audit Committee the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). This information was discussed with the Audit Committee.

          In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the Securities and Exchange Commission.

PROPOSAL 3

AMENDMENT OF THE COMPANY’S STOCK PLAN
TO PROVIDE FOR DISCRETIONARY EQUITY AWARDS TO DIRECTORS

Introduction

          The Canterbury Park Holding Corporation Stock Plan (the “Plan”) was approved and adopted by the Board of Directors and the shareholders of the Company in May 1994. The purpose of the Plan is to provide a long-term incentive compensation to selected officers, key employees and non-employee directors of the Company and of any subsidiary of the Company, to provide a means of rewarding outstanding performance, and to enable the Company to attract and retain key personnel necessary for the Company’s growth and profitability. The Plan provides for the granting of awards in the form of incentive stock options (ISOs), non-qualified stock options (NQSOs), restricted stock, stock appreciation rights and deferred stock to key employees and non-employees, including directors of and consultants to the Company and any subsidiary. On April 15, 2011 the Board approved an amendment described below to that portion of the Plan that authorizes equity awards to non-employee directors as compensation for service on the Board.

Proposed Amendment to Stock Plan to Provide for Discretionary Equity Awards to Non-Employee Directors

          Each director who is not an employee of the Company is currently compensated for his or her service as a director both in cash and by means of an annual, automatic grant of an NQSO to purchase 3,000 shares of Company common stock. See “Director Compensation” above. Subject at all times to its fiduciary duties, the Board has discretion in setting cash compensation paid to directors in light of changing circumstances. On the other hand, the Plan limits equity compensation paid to directors to annual grants of NQSOs and limits to 3,000 the number of shares that may be covered by the NQSO. The Board believes the Plan should be amended to replace this inflexible automatic stock option grant with a more flexible provision that parallels the discretion it has in setting cash compensation, both in terms of the type of equity award made to non-employee directors and its size.

          The Board has approved, and is recommending for shareholder approval and ratification, an amendment to the Plan that contains the following elements, which discussion is qualified in its entirety by reference to the text of the amendment presented below:

•

The current automatic grant of an NQSO covering 3,000 shares of common stock that is made to non-employee directors in February each year would be replaced with the grant of authority to the Board in the Plan to determine at least 40 days prior to each annual meeting of shareholders the type and amount of equity compensation to be paid to each non-employee director elected or re-elected at such annual meeting

•

The Board would have discretion to determine whether the equity compensation should be in the form of an award of restricted stock or an award of NQSOs, or both, and the Board would also have discretion to determine the number of shares covered by the award or awards.

•	The award of restricted stock, or NQSOs, or both, would be effective and paid to those individuals elected or re-elected as non-employee directors at the annual meeting of shareholders.
•

Any award would not vest unless the non-employee director continues to serve as a director until the next annual meeting of shareholders, and resale of the restricted stock or shares acquired upon exercise of the NQSOs could not occur until two years after the date of the annual meeting at which the awards were effective.

•

The Plan as amended would authorize the Board to determine other terms and conditions of the awards to non-employee directors, including restricting further vesting and resale of the restricted stock or shares acquired upon exercise of the NQSOs beyond the second anniversary of the date the award or awards were effective.

•

Individuals elected as non-employee directors between annual meetings of shareholders would be eligible to receive a pro-rated equity award as compensation for their service until the next annual meeting of shareholders.

The Board is proposing to amend the Plan as described above for the following reasons:

•

First, many public companies have moved to compensating non-employee directors with restricted stock, rather than NQSOs, because it is believed stock ownership in the form of restricted stock better aligns the interests of directors with the interests of shareholders generally, and the Board believes making awards of restricted stock to non-employee directors for this reason is in the best interest of the Company.

•

Second, it is believed paying part of non-employee director compensation in the form of restricted stock which is restricted as to resale even after vesting, as well as restricting resale of shares of acquired upon the exercise of NQSOs will increase the incentive of directors to consider the longer term interests of the shareholders as well as shorter term interests.

•

Third, the Board believes it is desirable that the Board be given discretion in determining the size of awards of restricted stock and NQSOs each year so that compensation can be adjusted, as deemed necessary or appropriate, to provide both a proper mix of both cash and equity compensation and a total amount of compensation that will attract and retain individuals who are well qualified to participate in the governance of the Company.

          Because the non-employee directors each received equity compensation in February 2011 under the current provisions of the Plan in the form of an NQSO award of 3,000 shares, the Board concluded that a further equity award should be limited and, therefore, determined on April 15, 2011 to only approve a transitional award of 1,000 shares of restricted stock to each non-employee director. This award will be effective immediately following the June 2, 2011 Annual Meeting, if shareholder approval of the proposed amendment is received.

          Beginning in 2012, and for the foreseeable future, the Board expects to only make discretionary awards of restricted stock. The number of shares covered by such awards of restricted stock in the future will at all times be subject to the Board’s fiduciary duties and will be determined based on the Board’s judgment at that time as to what level of equity awards and what level of overall compensation is appropriate to attract and retain qualified directors. While it will be permitted under the text of the Plan as amended, the Board of Directors does not expect to award any further NQSOs in 2011 or for the foreseeable future thereafter, but the ability to issue NQSOs to directors has been included in the amended text of the Plan to provide flexibility with respect to the mix of compensation to be paid to non-employee directors under the Plan.

Benefits of the Proposed Amendment

          As discussed above, on April 15, 2011, the Board determined that, subject to shareholder approval of the amendment of the Plan, each non-employee director elected or re-elected at this Annual Meeting would be awarded a grant of 1,000 shares of restricted stock. The restricted stock award will vest after one year, and be subject to restrictions on resale for one additional year. This award is a transitional measure and is in addition to the award to each non-employee director effective February 1, 2011 of NQSOs covering 3,000 shares discussed above. Accordingly, if shareholder approval is received with respect to Proposal 3, and if elected or re-elected at this Annual Meeting, C.A. Sampson, Patrick Cruzen, Burton Dahlberg, Carin Offerman and Dale Schenian, will each receive an award of 1,000 shares of restricted stock as described above. If shareholder approval is not received with respect to Proposal 3, no restricted shares described in the previous paragraph will be available or issued to non-employee directors in connection with this Annual Meeting.

          Other than the grant of 1,000 shares of restricted stock to each non-employee director of the Company approved on April 15, 2011 described above, no benefits or amounts have been granted, awarded or received under the amendment of the Plan to provide discretionary awards to non-employee directors. Because the number or size of future awards is at the discretion of the Board, it is not possible to determine future benefits that will be received by non-employee directors if the amendment of the Plan is approved by the shareholders.

Summary of the Plan

          Options that are granted under the Plan may be either options that qualify as ISOs within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or those that do not qualify as ISOs (“NQSOs”).

          The Plan is administered by the Board of Directors, or a committee designated by the Board, which determines the persons who are to receive awards under the Plan, the type of award to be granted, the number of shares subject to each award and, if an option, the exercise price of each option. Options may not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant (or, for an ISO granted to a person holding more than 10% of the Company’s voting stock, at less than 110% of fair market value). No stock option may be transferred other than by will or the laws of descent and distribution and may be exercised, during the lifetime of an optionee, only by the optionee. ISOs that have been granted to employees who terminate employment due to death, disability or retirement may be exercised for a period of three years after termination by the optionee or the persons to whom the rights under such ISO shall have passed, or until the expiration of the stated term of the option, whichever period is shorter. Generally, the term of each ISO, which is fixed at the date of grant, must not exceed 10 years from the date the ISO is granted (except that an ISO granted to a person holding more than 10% of the Company’s voting stock may be exercised only for five years). The exercise of an option accelerates if (i) the Company liquidates, (ii) merges or consolidates with another corporation and is not the surviving corporation or (iii) transfers all or substantially all of its assets or 75% or more of its outstanding Common Stock to another person or entity. As of the date of this proxy statement, there are outstanding ISOs to acquire an aggregate of 183,002 shares that have been granted to 41 employees pursuant to the Plan. Generally, the number of options granted to individual employees is based upon the level of responsibility of such employee.

          In addition, the Plan currently provides for formula grants of NQSOs to non-employee directors of the Company. Upon being elected to the Board, non-employee directors receive NQSOs to purchase 2,500 shares. In addition, on January 31 of each calendar year, non-employee directors, who have served on the Board for at least six months of the preceding 12-month period are also automatically granted an option to purchase 3,000 shares of Common Stock on the first business day of February immediately following. The NQSOs granted to non-employee directors vest six months from the date granted. The purchase price of the shares of Common Stock subject to such options is the fair market value of the Common Stock on the date the NQSOs are granted. As of the date of this Proxy Statement, non-employee directors hold NQSOs covering 157,000 shares that were granted under the Plan.

          The Board or committee may grant stock appreciation rights in conjunction with all or a part of any option granted under the Plan. Stock appreciation rights may be exercised only to the extent that the underlying options are exercisable and terminate upon expiration of the underlying options. Upon exercise of a stock appreciation right, an optionee is entitled to an amount in cash or shares or Common Stock equal in value to the excess of the fair market value of the Company’s Common Stock over the option price per share, multiplied by the number of shares for which stock appreciation rights are being exercised. Stock appreciation rights may not be granted to non-employee directors. No stock appreciation rights have been granted to date.

          The Board may also grant restricted stock and deferred stock. Grants of restricted stock and deferred stock may be conditioned upon the attainment of specific performance goals. The restricted stock is held in custody by the Company until the restrictions on the stock have lapsed.

Federal Income Tax Consequences

          An optionee will not realize taxable income upon either the granting or exercise of an ISO. However, upon exercise of the ISO, the amount by which the fair market value of any shares exercised exceeds the option price is an item of tax preference for purposes of the alternative minimum tax. Upon the sale of such stock, the optionee generally will recognize capital gain or loss if the stock has been held for at least two years from the date of the option grant or at least one year after the stock was purchased. If the applicable holding periods are not satisfied, then any gain realized in connection with the disposition of such stock will generally be taxable as ordinary income in the year in which the disposition occurred, to the extent of the difference between the fair market value of such stock on the date of exercise and the option exercise price. The balance of any gain will be characterized as capital gain. The Company is entitled to a tax deduction to the extent, and at the time, that the participant realizes compensation income.

          An optionee also will not realize taxable compensation income upon the grant of a NQSO. When an optionee exercises a NQSO, he or she realizes taxable compensation income at that time equal to the difference between the aggregate option price and the fair market value of the stock on the date of exercise. Upon the disposal of stock acquired pursuant to a NQSO, the optionee’s basis for determining taxable gain or loss will be the sum of the option price paid for the stock plus any related compensation income recognized by the optionee, and such gain or loss will be long-term or short-term capital gain or loss depending on whether the optionee has held the shares for more than one year.

          The grant of restricted stock and deferred stock will not result in immediate income for the participant or a deduction for the Company for federal income tax purposes, assuming the shares are not transferable and subject to restrictions creating a “substantial risk of forfeiture,” as intended by the Company. If the shares are transferable or there are no such restrictions or deferral periods, the participant will generally realize compensation income upon receipt of the award. Otherwise, any participant generally will realize taxable compensation income when any such restriction or deferral period lapses. The amount of such income will be the value of the common stock on that date, less any amount paid for the shares. Dividends paid on the common stock and received by the participant during the restricted period or deferral period would also be taxable compensation income to the participant. In any event, the Company will be entitled to a tax deduction to the extent, and at the time, that the participant realizes compensation income. A participant may elect, under Section 83(b) of the Internal Revenue Code, to be taxed on the value of the stock at the time of award. If this election is made, the fair market value of the stock at the time of the award is taxable to the participant as compensation income and the Company is entitled to a corresponding deduction.

Text of Proposed Amendment of Stock Plan

Shareholders will be asked to approve amending Section 5, paragraph (k) of the Company’s Stock Plan to read as follows:

          (k) Awards to Non-Employee Directors. Notwithstanding any other provisions of this Plan, a grant of Restricted Stock or NQSOs, or both, shall be made to each director who is not an employee of the Company or any Subsidiary within the meaning of Rule 16b-3 of the Exchange Act and who at the regular annual shareholders meeting is elected or re-elected to the Board. Except as provided in (a) and (b) below, the number of shares and the other terms of Restricted Stock or NQSOs shall be determined by the Board in its sole discretion at least 40 days prior to such annual meeting of shareholders. The date of grant of the Restricted Stock or NQSO shall be the date of the regular annual meeting of Shareholders at which such non-employee director is elected or re-elected to serve on the Board. If an individual is elected to the Board between annual meetings of shareholders, a pro-rated grant of Restricted Stock or NQSOs may be made. Subject to the provisions in the Plan applicable in the case of a change in control, death or disability, the following terms shall apply to the Restricted Stock or NQSOs awarded under this Section to non-employee directors:

i.

Unless the Board specifies a longer period, each grant of Restricted Stock or NQSQs to a non-employee director shall vest one year after the date of grant, provided that the non-employee director continues to serve as a member of the Board until the next annual meeting of shareholders, and if the non-employee director ceases to serve as a member of the Board for such period, he or she shall forfeit any Restricted Stock or NQSQs for which the restrictions have not lapsed; and,

ii.

Unless the Board determines otherwise, shares acquired pursuant to a grant of Restricted Stock or upon exercise of an NQSO granted under this Section may not be sold before the second anniversary of the date of grant.

Vote Required

          The affirmative vote of a majority of the outstanding shares of the Company’s common stock voting at the Annual Meeting in person or by proxy is required for approval of the proposed amendment to the Company’s Stock Plan.

Board Voting Recommendation

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT OF THE STOCK PLAN TO PROVIDE FOR DISCRETIONARY EQUITY AWARDS TO DIRECTORS

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that executive officers and directors and beneficial holders of 10% or more of our securities file reports of their beneficial ownership with the Securities and Exchange Commission on Forms 3, 4 and 5. According to our records, all reports required to be filed during the period of January 1, 2010 through December 31, 2010 were timely filed.

OTHER INFORMATION

Shareholder Proposals for 2012 Annual Meeting

          The proxy rules of the Securities and Exchange Commission permit our shareholders, after timely notice to us, to present proposals for shareholder action in our proxy statement where these proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by CPHC action in accordance with the Commission’s proxy rules. The next annual meeting of the shareholders of Canterbury Park Holding Corporation is expected to be held on or about June 7, 2012 and proxy materials in connection with that meeting are expected to be mailed on or about April 24, 2012. Shareholder proposals prepared in accordance with the Commission’s proxy rules must be received at our corporate office, 1100 Canterbury Road, Shakopee, Minnesota 55379, Attention: President, by December 30, 2011, in order to be considered for inclusion in the Board of Directors’ Proxy Statement and proxy card for the 2011 Annual Meeting of Shareholders. Any such proposals must be in writing and signed by the shareholder.

          Our Bylaws establish an advance notice procedure with regard to (i) certain business to be brought before an annual meeting of our shareholders and (ii) the nomination by shareholders of candidates for election as directors.

          Properly Brought Business. Our Bylaws provide that at the annual meeting only such business may be conducted as is of a nature that is appropriate for consideration at an annual meeting and has been either specified in the notice of the meeting, otherwise properly brought before the meeting by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by a shareholder who has given timely written notice to the Secretary of CPHC of that shareholder’s intention to bring that business before the meeting. To be timely, the notice must be given by the shareholder to the Secretary of CPHC not less than 45 days nor more than 75 days prior to a meeting date corresponding to the previous year’s annual meeting. Notice relating to the conduct of such business at an annual meeting must contain certain information as described in Section 2.9 of our Bylaws, which are available for inspection by our shareholders at our principal executive offices pursuant to Section 302A.461, subd. 4 of the Minnesota Statutes. Nothing in the Bylaws precludes discussion by any shareholder of any business properly brought before the annual meeting in accordance with our Bylaws.

          Shareholder Nominations. Our Bylaws provide that a notice of proposed shareholder nominations for the election of directors must be timely given in writing to the Secretary of CPHC prior to the meeting at which directors are to be elected. To be timely, the notice must be given by a shareholder to the Secretary of CPHC not less than 45 days nor more than 75 days prior to a meeting date corresponding to the previous year’s annual meeting. The notice to us from a shareholder who intends to nominate a person at the meeting for election as a director must contain certain information as described in Section 3.7 of our Bylaws, which are available for inspection by shareholders as described above. If the presiding officer of a meeting of shareholders determines that a person was not nominated in accordance with the foregoing procedure, that person would not be eligible for election as a director.

Annual Report

          The Company is providing its annual report on Form 10-K for fiscal 2010 as filed with the Securities and Exchange Commission with connection with paper and electronic deliveries of this proxy statement, and it is also available at http://www.canterburypark.com/AboutCanterbury/InvestorRelations/tabid/166/Default.aspx. Shareholders may also request our 2010 Annual Report on Form 10-K as filed with the Securities and Exchange Commission by writing to the Secretary of CPHC at our address on the first page of this Proxy Statement.

Other Matters

          Management knows of no other matters that will be presented at this 2011 Annual Meeting of Shareholders. If any other matters are properly presented at the meeting, it is intended that the shares represented by the proxies in the accompanying form will be voted in accordance with the judgment of the persons named in the proxy.

By Order of the Board of Directors,

David C. Hansen
Secretary

CANTERBURY PARK HOLDING CORPORATION 1100 CANTERBURY ROAD SHAKOPEE, MN 55379	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote

FOR the following:
			☐	☐	☐
1.	Election of Directors
Nominees

01	Patrick R. Cruzen 02 Burton F. Dahlberg 03 Carin J. Offerman 04 Curtis A. Sampson 05 Randall D. Sampson
06	Dale H. Schenian

The Board of Directors recommends you vote FOR proposals 2 and 3:								For	Against	Abstain

2.	Ratification of appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal 2011.							☐	☐	☐

3.	Approval of amendment of Company’s Stock Plan to permit compensation of directors through annual discretionary awards of restricted stock and stock options.							☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED, IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH NOMINEE NAMED IN PROPOSAL 1. PLEASE SIGN, DATE AND RETURN THIS PROXY FORM USING THE ENCLOSED ENVELOPE.

For address change / comments, mark here.					☐
(see reverse for instructions)			Yes	No

Please indicate if you plan to attend this meeting			☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

0000105919_1     R1.0.0.11699

CANTERBURY PARK HOLDING CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

June 2, 2011
4:00 p.m. Central Daylight Time

Canterbury Park Holding Corporation
1100 Canterbury Road
Shakopee, Minnesota

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

Canterbury Park Holding Corporation
1100 Canterbury Road
Shakopee, Minnesota 55379

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Patrick R. Cruzen, Carin J. Offerman, and Randall D. Sampson, or any of them, as proxies, with full power of substitution, to vote all the shares of common stock that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Canterbury Park Holding Corporation to be held Thursday, June 2, 2011 at 4:00 p.m. Central Daylight Time at Canterbury Park, 1100 Canterbury Road, Shakopee, Minnesota 55379, or at any adjournments thereof, upon any and all matters which may properly be brought before the meeting or adjournment thereof, hereby revoking all former proxies.

Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

Address change / comments:

(If you noted any Address Changes and / or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000105919_2     R1.0.0.11699